June 23, 2017

Exhibit 5.6

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Ladies and Gentlemen:

We have acted as special Nevada counsel to Hilton Domestic Operating Company Inc., a Delaware corporation (“HOC”), Hilton Worldwide Finance LLC, a Delaware limited liability company (“HWF”), and Hilton Worldwide Finance Corp., a Delaware corporation (“HWFC and, together with HOC and HWF, the “Issuers”) and to the guarantors listed on Schedule I (the “Nevada Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers, Hilton Worldwide Holdings Inc., a Delaware corporation (“HLT Parent”), Hilton Worldwide Parent LLC, a Delaware limited liability company (“HWP”), the Nevada Guarantors, and the other subsidiary guarantors (together with the Nevada Guarantors, HLT Parent, HWP, and, in the case of the 2024 Notes (as defined below), HWF and HWFC, and, in the case of the 2025 Notes (as defined below) and the 2027 Notes (as defined below), HOC, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by (i) HOC of up to $1,000,000,000 aggregate principal amount of 4.250% Senior Notes due 2024 (the “2024 Notes”), and (ii) HWF, as issuer, and HWFC, as co-issuer, of up to $900,000,000 aggregate principal amount of 4.625% Senior Notes due 2025 (the “2025 Notes”) and up to $600,000,000 aggregate principal amount of 4.875% Senior Notes due 2027 (the “2027 Notes” and together with the 2024 Notes and the 2025 Notes, the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) with respect to the Exchange Securities.

The 2024 Notes and the Exchange Guarantees with respect to the 2024 Notes will be issued under an indenture, dated as of August 18, 2016 (as amended by the first supplemental indenture, dated as of September 22, 2016, the second supplemental indenture, dated as of September 22, 2016, the third supplemental indenture, dated as of October 20, 2016, and the fourth supplemental indenture, dated as of December 12, 2016, the “2016 Indenture”), among HOC, the Guarantors party thereto, including the Nevada Guarantors, and Wilmington Trust, National Association, as trustee (the “Trustee”).

The 2025 Notes, the 2027 Notes and the Exchange Guarantees with respect to the 2025 Notes and the 2027 Notes will be issued under an indenture, dated as of March 16, 2017 (the “2017 Indenture” and, together with the 2016 Indenture, the “Indentures”), among HWF, HWFC, the Guarantors party thereto, including the Nevada Guarantors, and the Trustee.

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.,

as the Issuers

June 23, 2017

The 2024 Notes and the Exchange Guarantees with respect to the 2024 Notes will be offered by HOC and the Guarantors in exchange for their outstanding 4.250% Senior Notes due 2024 and the guarantees thereof that were issued on August 18, 2016.

The 2025 Notes, the 2027 Notes and the Exchange Guarantees with respect to the 2025 Notes and the 2027 Notes will be offered by HWF, HWFC and the Guarantors in exchange for their outstanding 4.625% Senior Notes due 2025, 4.875% Senior Notes due 2027 and the respective guarantees thereof that were issued on March 16, 2017.

In rendering our opinions expressed below, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of (i) executed copies of the Indentures, and (ii) such other documents, agreements, corporate records and other instruments, and have made such other investigations, as we have deemed necessary as a basis for the opinions expressed herein, including the documents listed on Exhibit A hereto.

In rendering the opinions set forth below, we have assumed (a) the genuineness of all signatures, (b) the legal capacity of natural persons executing such documents, (c) the authenticity of all documents submitted to us as originals, (d) the authenticity and conformity to original documents of documents submitted to us as certified photostatic, facsimile or electronically transmitted copies, (e) the completeness and accuracy of all corporate records provided to us, and (f) that the resolutions of each of the Nevada Guarantors listed on Exhibit A are in full force and effect and have not been amended, rescinded or superseded.

We have also relied, as to all questions of fact material to this opinion, upon certificates or comparable documents of public officials and officers and representatives of the Nevada Guarantors and representations made to us by one or more officers or employees of the Nevada Guarantors. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters.

“Nevada Law” means the laws of the State of Nevada that a Nevada lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Nevada Guarantors, the Indentures, and the Exchange Guarantees, provided that “Nevada Law” does not include any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision. Our opinion herein is limited to the effect on the subject transactions of Nevada Law as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

Hilton Domestic Operating Company Inc.

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.,

as the Issuers

June 23, 2017

In rendering our opinion, we express no opinion herein as to the applicability or effect of any fraudulent transfer or similar law on the Indentures, the Exchange Guarantees, or the transactions contemplated thereby.

Based upon and subject to the foregoing and the additional qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Indentures have been duly authorized, executed and delivered by each of the Nevada Guarantors.

2. Each of the Nevada Guarantors has duly authorized its Exchange Guarantees.

3. The execution and delivery of the Indentures, and the issuance of the Exchange Guarantees, by each of the Nevada Guarantors, and the performance by each of the Nevada Guarantors of its obligations thereunder does not violate Nevada Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.6 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Including, without limitation. any opinions as to the enforceability of the Indentures or any of the Exchange Guarantees. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,

/s/ Rice Reuther Sullivan & Carroll, LLP
RICE REUTHER SULLIVAN & CARROLL, LLP

SCHEDULE I

Bally’s Grand Property Sub I, LLC

Conrad International (Belgium) LLC

Conrad International (Egypt) Resorts Corporation

Conrad International (Indonesia) Corporation

Conrad International Investment (Jakarta) Corporation

Hilton Holdings, LLC

Hilton Hospitality, LLC

Hilton Illinois, LLC

EXHIBIT A

1. Omnibus Secretary’s Certificate of Bally’s Grand Property Sub I, LLC, a Nevada limited liability company (“BGPS”), Conrad International (Belgium) LLC, a Nevada limited liability company (“CIB”), Conrad International (Egypt) Resorts Corporation, a Nevada corporation (“CIERC”), Conrad International (Indonesia) Corporation, a Nevada corporation (“CIIC”), Conrad International Investment (Jakarta) Corporation, a Nevada corporation (“CIIJC”), Hilton Holdings, LLC, a Nevada limited liability company (“HH”) and Hilton Hospitality, LLC, a Nevada limited liability company (“HHH”), dated as of June 23, 2017;

2. Secretary’s Certificate of Hilton Illinois, LLC, a Nevada limited liability company (“HI”), dated as of June 23, 2017;

3. Certificate of Existence with Status in Good Standing for BGPS issued by the Nevada Secretary of State dated June 13, 2017;

4. Certificate of Existence with Status in Good Standing for CIB issued by the Nevada Secretary of State dated June 13, 2017;

5. Certificate of Existence with Status in Good Standing for CIERC issued by the Nevada Secretary of State dated June 13, 2017;

6. Certificate of Existence with Status in Good Standing for CIIC issued by the Nevada Secretary of State dated June 13, 2017;

7. Certificate of Existence with Status in Good Standing for CIIJC issued by the Nevada Secretary of State dated June 13, 2017;

8. Certificate of Existence with Status in Good Standing for HH issued by the Nevada Secretary of State dated June 13, 2017;

9. Certificate of Existence with Status in Good Standing for HHH issued by the Nevada Secretary of State dated June 13, 2017; and

10. Certificate of Existence with Status in Good Standing for HI issued by the Nevada Secretary of State dated June 13, 2017.